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Exhibit 4.3

OPTIMER PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 30th day of November, 2005, by and among Optimer Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and certain investors in the Company listed on Exhibit A hereto, as may be amended from time to time (referred to herein as an "Investor" and collectively as the "Investors"). This Agreement hereby amends and restates the Amended and Restated Investors' Rights Agreement dated April 29, 2005 (the "Prior Agreement").

        WHEREAS, the Company and certain Investors have entered into the Prior Agreement;

        WHEREAS, the Company and certain Investors are parties to that certain Amended and Restated Series D Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of even date herewith (the "Series D Purchase Agreement"), whereby, among other things, the Company has previously sold, and such certain Investors have previously bought, Series D Preferred Stock of the Company;

        WHEREAS, the Company desires to sell additional shares of Series D Preferred Stock and Common Stock Warrants to additional Investors pursuant to the Series D Purchase Agreement on the date hereof (the "Subsequent Closing");

        WHEREAS, the Company and the Investors desire to amend the Prior Agreement to facilitate the Subsequent Closing; and

        WHEREAS, pursuant to Section 6(a) of the Prior Agreement, the Company, and (i) the record holders of more than fifty percent (50%) of the Preferred Shares (as defined in the Prior Agreement) and (ii) the record holders of more than fifty percent (50%) of the Series C Preferred Stock desire to amend, restate and replace in its entirety the Prior Agreement with this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

        1.    Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Conversion Stock" shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

        "Holder" shall mean each holder of Registrable Securities, securities convertible into Registrable Securities or warrants to acquire Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2(m) hereof.

        "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold or have the power to acquire (through conversion or exercise of other securities) at least 40% of the Registrable Securities.

        "Preferred Shares" shall mean the shares of the Company's Preferred Stock (and the shares of the Company's Common Stock issued or issuable thereunder) held by the Investors and their permitted assigns.

        "Registrable Securities" means (i) the Conversion Stock, (ii) any Common Stock acquired by an Investor pursuant to such Investor's right of first refusal as set forth in Section 3 of this Agreement, and (iii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Section 2(f) hereof if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2(e), 2(f) and 2(g) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and special counsel to the selling Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2(b) hereof.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

        "Shares" shall mean the shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock held by the Investors and their permitted assigns.

        2.    Restrictions on Transferability of Securities; Compliance with Securities Act; Registration Rights.

          (a)    Restrictions on Transferability.    The Preferred Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

          (b)    Restrictive Legend.    Each certificate representing (i) the Preferred Shares and (ii) any other securities issued in respect of the Preferred Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR, IN CIRCUMSTANCES IDENTIFIED IN AN AGREEMENT AMONG THE COMPANY, THE STOCKHOLDER, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY (THE "AGREEMENT") UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT

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      SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Shares in order to implement the restrictions on transfer established in this Section 2.

          (c)    Notice of Proposed Transfers.    The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2(c). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall give a detailed description of the circumstances of the proposed transfer, sale, assignment or pledge, and, if reasonably requested by the Company, shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act, the appropriate restrictive legend set forth in Section 2(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          (d)    Removal of Restrictions on Transfer of Securities.    Any legend referred to in Section 2(b) hereof stamped on a certificate evidencing (i) Preferred Shares or (ii) any other securities issued in respect of the Preferred Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act. The Company will cause legend removal to be authorized or

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  provide a written response as to why legends may not be removed within 10 days of receipt of any such request.

          (e)    Requested Registration.

            (i)    Request for Registration.    In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 40% of the shares of Registrable Securities held by the Initiating Holders, or any lesser percentage if the expected aggregate offering price to the public (net of underwriting discounts and commissions, if any) will exceed $10,000,000 (or any lesser amount after the initial underwritten public offering of Common Stock of the Company), the Company will:

              (1)   within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders;

              (2)   as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; and

              (3)   within ninety (90) days after receipt by the Company of such notice, effect such registration, qualification or compliance; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(e):

                a)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                b)    Prior to the expiration of six months following completion of the Company's first registered public offering of its stock;

                c)     During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                d)    After the Company has effected two (2) such registrations pursuant to this Section 2(e)(i) covering all shares requested to be registered by the Holders initiating or joining such request, and such registrations have been declared or ordered effective, and, if the method of disposition specified by such initiating or requesting Holders shall have been a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto; provided, however, each registration initiated pursuant to this Section 2(e)(i) and subsequently withdrawn at the written

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        request of Par Pharmaceutical shall be treated as a counted registration for purposes of this Section 2(e) unless such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under this Section 2(e);

                e)    If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2(e) shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

            Subject to the foregoing clauses (a) through (e), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders. The Company shall ensure that its exercise of exceptions to registration under Section 2(e)(i)(3) is fairly and evenly applied, on a pro-rata basis as appropriate, to all requests for registration originating from holders of any series of Preferred Stock that otherwise meet the requirements of this Section 2(e).

            (ii)    Underwriting.    In the event that a registration pursuant to Section 2(e) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(e)(i). In such event, the right of any Holder to registration pursuant to Section 2(e) shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2(e), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

            The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

            If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

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          (f)    Company Registration.

            (i)    Notice of Registration.    If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration pursuant to Section 2(e) hereof, the Company will:

              (1)   promptly give to each Holder written notice thereof; and

              (2)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

            (ii)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(f)(i)(l). In such event the right of any Holder to registration pursuant to Section 2(f) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2(f), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that except in connection with the Company's initial underwritten public offering of Common Stock the number of Registrable Securities shall not be limited to less than 30% of the aggregate number of shares proposed to be included in such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder;" and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

            (iii)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(f) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such

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    registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2(h) hereof.

          (g)    Registration on Form S-3.

            (i)    If (A) any Holder or Holders representing at least fifteen percent (15%) in interest of the Registrable Securities or (B) Holders of Series C Preferred Stock representing at least ten percent (10%) in interest of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2(g) in any twelve (12) month period. After the Company's first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration.

            (ii)   Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2(g): (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period. The Company shall ensure that its exercise of exceptions to registration under this Section 2(g) is fairly and evenly applied, on a pro-rata basis as appropriate, to all requests for registration originating from holders of any series of Preferred Stock that otherwise meet the requirements of this Section 2(g).

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          (h)    Expenses of Registration.    The Company shall bear all Registration Expenses incurred in connection with (i) any registration pursuant to Sections 2(f) and 2(g) and (ii) two (2) registrations pursuant to Section 2(e). All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

          (i)    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (i)    Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

            (ii)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (iii)  Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

            (iv)  Furnish, at the request of any Holder requesting registration of Registrable Securities at the time such securities are delivered to the underwriters (if any) for sale in connection with a registration pursuant to this Section 2(i), (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated the date of commencement of the offering and a "bring-down" letter dated as of the closing date of such offering, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (j)    Indemnification.

            (i)    The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable

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    to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

            (ii)   Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2(j)(ii).

            (iii)  Each party entitled to indemnification under this Section 2(j) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action

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    and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (iv)  If the indemnification provided for paragraphs (a) through (c) of this Section 2(j) is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement, and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (k)    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

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          (l)    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

            (i)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

            (ii)   Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

            (iii)  So long as a Investor owns any Restricted Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing a Investor to sell any such securities without registration.

          (m)    Transfer of Registration Rights.    The rights to cause the Company to register securities granted Holders under Sections 2(e), 2(f) and 2(g) may be assigned by a Holder only to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member, or an affiliate of a Holder, (b) is a Holder's family member or a trust for the benefit of an individual Holder or family member, or (c) acquires at least 500,000 shares of the Registrable Securities (as appropriately adjusted for stock splits and the like) or all, but not less than all, of a holder's Registrable Securities; provided, however, (i) the transferor shall have furnished to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement, and provided further that such transfer may otherwise be effected in accordance with applicable securities laws.

          (n)    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without (i) the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities and (ii) until the second anniversary of the date of the first issuance of the Series C Preferred Stock, the prior written consent of the Holders of at least a majority of the outstanding Series C Preferred Stock, enter into an agreement with any holder of any Securities of the Company which would provide such person with registration rights senior to or on parity with the registration rights granted herein.

          (o)    Standoff Agreement.    Each Holder agrees, so long as such Holder owns outstanding voting equity securities, in connection with the Company's initial public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers, directors and holders of 1% or more of the outstanding securities of the Company also agree to such restrictions.

11

          (p)    Rule 144A Information.    Whenever the Company receives a request for the following information from Initiating Holders, then the Company shall within 60 days after the date of such request provide the information required in Rule 144A(d)(4) to such Initiating Holders and any person or persons designated by the Initiating Holders as a prospective buyer in a transaction pursuant to Rule 144A. The Company's obligations pursuant to this Section 2.16 shall extend to any person who acquires shares of the Company's Preferred Stock and/or Conversion Stock as a result of a transaction pursuant to Rule 144A.

          (q)    Termination of Registration Rights.    The rights granted under this Section 2 shall terminate on the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.

        3.    Investors' Right of First Refusal.

          (a)    Right of First Refusal Upon Issuances of Securities by the Company.

            (i)    The Company hereby grants, on the terms set forth in this Section 3(a), to each Investor the right of first refusal to purchase all or any part of such Investor's pro rata share of the New Securities (as defined in Section 3(a)(ii)) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and assuming full exercise of all outstanding options and rights under the Company's stock plans).

            (ii)   "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Preferred Shares purchased under the Series C Preferred Stock Purchase Agreement and the Series D Purchase Agreement, (ii) securities offered pursuant to a registration statement filed under the Securities Act, as hereinafter defined, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization approved by the Board of Directors of the Company, (iv) shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company primarily for compensation purposes pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology approved by the Board of Directors of the Company, (vi) all shares of Common Stock or other securities hereafter issued pursuant to warrants, rights or options, provided that the rights of first refusal established hereby applied to the initial sale or grant by the Company of such warrants, rights or options, (vii) up to 10,000 shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the Board of Directors of the Company, (viii) all shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock, (ix) all shares issued or issuable as a dividend or distribution on Common Stock and Preferred Stock, and (x) all shares of Common Stock issued or issuable in any event for which adjustments are otherwise made pursuant to

12

    Article IV, Section 4(d)(vi) of the Company's Amended and Restated Certificate of Incorporation.

            (iii)  In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice. The Company shall promptly, in writing, inform each Investor which purchases all the New Securities available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain his pro rata portion of the Unpurchased New Securities.

            (iv)  In the event the Investors fail to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Investors' rights were not exercised, at a price and upon general terms no more favorable to the Investors thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

            (v)   The right of first refusal granted under this Section 3(a) shall expire upon the date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold.

          (b)    Right of Second Refusal Upon Secondary Sale of Common Stock.

            (i)    The Company hereby grants to each Investor, on the terms set forth in this Section 3(b) and subject to any right of first refusal held by the Company, the right of second refusal, subordinate to the Company's right, to purchase all or any part of the Investor's pro rata share of any shares of Common Stock proposed to be transferred by a stockholder of the Company and not repurchased by the Company pursuant to the Company's right of first refusal with respect to such shares (the "Repurchase Shares"). The Company agrees, with respect to any Company right of first refusal on any transfer of the Company's Common Stock by a stockholder of the Company, the Company shall use its reasonable efforts to grant the Investors a right of second refusal on such transfer, to the extent permitted, subject to and in accordance with the terms of this Section 3(b).

            (ii)   In the event the Company is unable to, or elects not to, exercise its right of first refusal to repurchase such Repurchase Shares, the Company shall provide Notice to Investors. Investors shall have the lesser of (i) thirty (30) days from the date of receipt of the Notice and (ii) the period set forth in any agreement pursuant to which the Repurchase Shares are bound, to purchase all or any part of the Investor's pro rata share (as calculated pursuant to Section 3(a)(i)) of the shares on the same terms and at the same price as available to the Company.

13

            (iii)  The right of second refusal granted under this Section 3(b) shall expire upon the date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold.

          (c)    Assignment of Right of First and Second Refusal.    The right of first refusal and right of second refusal granted under this Section are assignable by any Investor to any transferee who is the holder of at least of a minimum of 500,000 Preferred Shares or to any transferee who is a constituent partner or affiliate of the transferor.

          (d)    Par Right of First Refusal.    During the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, if the Company seeks to effect (A) a sale, lease or disposition of all or substantially all of the assets of the Company, or (B) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain more than fifty percent (50%) of the voting power of and interest in the successor entity (excluding any transactions if the primary purpose of the transaction is to obtain financing from new or existing investors) ((A) and (B) collectively being referred to hereinafter as an "Acquisition of the Company"), then Par Pharmaceutical, Inc. ("Par") shall be given a right of first refusal to acquire the shares proposed to be sold in such Acquisition of the Company (the "Par Right of First Refusal"), as follows:

            (i)    if a third party initially makes a written offer to consummate an Acquisition of the Company (the "Original Offer"), then the Company will provide Par with written notice of such Original Offer (the "Offer Notice") within two (2) weeks of the receipt by the Company of such Original Offer. The Offer Notice shall include the terms of the Original Offer. Upon receipt of the Offer Notice, Par will have thirty (30) days to provide notice of its exercise of the Par Right of First Refusal. The Company will cooperate with Par in good faith to assist Par in its evaluation of the Original Offer, including but not limited to providing complete responses to all of Par's due diligence requests. If Par provides notice to Optimer in writing within thirty days of Par's receipt of the Offer Notice of its exercise of the Par Right of First Refusal, the parties shall thereafter negotiate in good faith an agreement for Par's acquisition of the Company on materially the same terms as set forth in the Original Offer. If Par does not provide notice of its exercise of the Par Right of First Refusal within thirty (30) days of its receipt of the Offer Notice, the Company shall be permitted to consummate the transaction as set forth in the Original Offer on terms not materially better than those set forth in the Original Offer;

            (ii)   if the Company will initially make a written offer to a third party to consummate an Acquisition of the Company (together with any and all counteroffers related thereto, the "Company Original Offer"), then the Company must first make the Company Original Offer to Par. Thereafter, Par will have sixty (60) days from receipt of such Company Original Offer from the Company to provide written notice of its exercise of the Par Right of First Refusal. The Company will cooperate with Par in good faith to assist Par in its evaluation of the Company Original Offer, including but not limited to providing complete responses to all of Par's due diligence requests. If Par provides written notice to Optimer within sixty days of its receipt of the Company Original Offer, the parties will thereafter work together in good faith to enter into an agreement for Par's acquisition of the Company on materially the same terms as set forth in the Company Original Offer. If Par does not provide notice of its exercise of the Par Right of First Refusal within sixty (60) days of its receipt of the Company Original Offer, the Company shall be permitted to consummate the transaction as set forth in the Company Original Offer with a third party on terms not materially better than those offered to Par in the Company Original Offer; and

14

            (iii)  in the event that the Company receives a subsequent written offer on terms materially more favorable to the prospective third party pursuant to the Original Offer, or in the event the Company will prepare a subsequent written offer to a third party on terms more favorable to the prospective third party pursuant to the Company Original Offer (each, a "New Offer"), then the Company shall comply with (i) and (ii) above as if such New Offer is deemed to be an Original Offer or Company Original Offer, as the case may be.

        4.    Financial Information.    The Company will provide to each Investor that is a holder of a minimum of 500,000 Preferred Shares the reports specified in subsections (a), (b) and (c) below:

          (a)   As soon as practicable after the end of each quarter and in any event within thirty (30) days thereafter, an unaudited balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, unaudited statements of operations and cash flows of the Company and its subsidiaries for such period, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail, and summary capitalization tables as of the end of each such quarter.

          (b)   As soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year, a balance sheet and statement of operations and cash flows for such fiscal year, all as prepared in accordance with generally accepted accounting principles and certified by a nationally recognized accounting firm.

          (c)   Within thirty (30) days before the end of the fiscal year, the business plan of the Company for the next fiscal year, including projected financial statements, as approved by the Company's board of directors.

          (d)   Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 4 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees, agents, partners or members having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

          (e)   The obligation of the Company to furnish financial information under this Section 4 shall terminate when the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

        5.    Covenants of the Company.

          (a)    Proprietary Information Agreements.    The Company shall require all employees and consultants with access to confidential information to executive and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board of Directors.

          (b)    Board of Directors.

            (i)    Committees.    To the extent the Board of Directors has authorized any committees of the Board of Directors, the Company shall request to the Board of Directors to include the director designated by the holders of the Series C Preferred Stock pursuant to the Company's Certificate of Incorporation as a member of each such committee.

15

            (ii)    Meetings.    Meetings of the Board of Directors shall occur at least once each calendar quarter, unless otherwise agreed to by a majority of the Board of Directors.

            (iii)    Director Reimbursement.    The Company shall reimburse each director of the Company who is not an employee of the Company for reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof.

          (c)    Insurance.    The Company shall use its best efforts to obtain and maintain directors' and officers' insurance in such form and with such coverage as is approved by the Board of Directors.

          (d)    Indemnification.    In the event of an Acquisition of the Corporation (as defined in the Company's Certificate of Incorporation), the Company shall use reasonable efforts to ensure that any successor or acquirer of the Company assume the Company's obligations with respect to indemnification of directors, to the extent permitted by law.

          (e)    Employee Stock Options.    Stock options granted to employees under the Company's stock plans shall vest no faster than the vesting permitted under the Company's 1998 Stock Plan.

          (f)    Initial Public Offering—Directed Shares.    To the extent permitted by applicable law and the policy of the Securities and Exchange Commission, in the event (i) an initial public offering of the Company's Common Stock will be consummated on or before the one-year anniversary of the date of this Agreement and (ii) the Company and the underwriters of such initial public offering decide to implement a directed share program with respect to such initial public offering, then the Company shall use its reasonable efforts to permit the holders of the Series C Preferred Stock to participate in such directed share program. In the event the holders of the Series C Preferred Stock are permitted to so participate, such holders shall receive rights and allocations, on an as-converted pro rata basis, on terms at least as favorable to those of the Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

          (g)    Scientific Advisory Board.    So long as that certain Collaboration Agreement between Par and the Company dated as of the date hereof is in effect, the Company shall appoint two members designated by Par to the Company's Scientific Advisory Board; provided, however, that Par shall reimburse the Company for any and all fees, costs and expenses with respect to services of such members.

          (h)    Termination of Covenants.    Notwithstanding anything to the contrary herein, the covenants under this Section 5 shall terminate upon the earliest to occur of (i) consummation of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act or (ii) an Acquisition of the Corporation.

        6.    Miscellaneous.

          (a)    Waivers and Amendments.    With the written consent of the Company and (i) the record holders of more than fifty percent (50%) of the Preferred Shares (together on an as-converted basis) and (ii) until the two (2) year anniversary of the date of this Agreement, the record holders of more than fifty percent (50%) of the Series C Preferred Stock, the obligations of the Company and the rights of the holders of the Preferred Shares under this Agreement may be waived, amended or eliminated, (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely); provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Preferred Shares. Upon the effectuation of each such waiver, amendment or elimination the Company shall promptly given written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or

16

  terminated orally, but only by a signed statement in writing. Notwithstanding the foregoing, purchasers of shares of the Company's Series D Preferred Stock under the Series D Purchase Agreement or an addendum thereto after the date hereof may be subsequently added as a party to this Agreement, without any further consent or approval of the Investors, as an Investor and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement on a signature page to this Agreement.

          (b)    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

          (c)    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (d)    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          (e)    Notices.    All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Investor or Holder, at such address as such Investor or Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Investors, Holders and each such other holder in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

          (f)    Titles and Subtitles.    The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (g)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (h)    Nominees.    Securities registered in the name of a nominee for a Investor or a Holder shall, for purposes of this Agreement, be treated as being owned by such Investor or Holder.

[Remainder of this page intentionally left blank.]

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        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

OPTIMER PHARMACEUTICALS, INC.

By:
Michael N. Chang, Chief Executive Officer

OPTIMER PHARMACEUTICALS, INC.
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

88 Growth International Co. Ltd.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Anda-Proquest, LLC

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Aslan Technology Partners, LLC

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

BB BIOTECH VENTURES II, L.P.
By:	Its General Partner, BB BIOTECH VENTURES GP (Guernsey) Limited

By:

Name:	Christopher Cochrane

Title:	Director

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Baotung Venture Capital Corporation

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Bio World Venture Capital Co.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Cathay Venture Capital

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

China Development Industrial Bank Inc.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

CDIB Biotech USA Investment Co., Ltd.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

James N. Chang

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Tessie M. Che

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
China Development Industrial Bank Inc.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Chung-Shan Venture Capital Corporation
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Chung-Shan II Venture Capital Corporation
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
E. Sun Venture Capital
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Fubon Financial Holding Venture Capital Corp.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Futung Venture Capital Corporation
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Global Strategic Investment Inc.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Global Strategic Investment Co., Ltd.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Hsiao-shan International Investment Co., Ltd.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Hsieng S. Lu, Lynn Yuh-ling Lu, Louise I. Lu, and Kan V. Lu

By:	Hsieng S. Lu
By:	Lynn Yuh-ling Lu
By:	Louise I. Lu
By:	Kan V. Lu

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

IBT Venture Co.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Intelligent Logistics Limited

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Ying Cheun Lee

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Litung Venture Capital Corporation

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Lurie Investment Fund, LLC

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Oriental Union Chemical Corporation

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Par Pharmaceutical, Inc.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Paragium Venture Capital Corp.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Paralink Venture Capital Corp.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
ProQuest Investments II, L.P.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
ProQuest Investment II Advisors Fund, L.P.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Alfred E. Rheinheimer

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
S & S II Investment Partnership
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
SB Life Science Ventures I, L.P.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Youe Kong Shue

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Singapore Bio-Innovations PTE LTD
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Tak K. Sung & Marguerite Sung
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Sunglin Investment Co., Ltd.
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:
Taiwan Global BioFund (TGB)
By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Dr. Zhao Tao

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Thian Song Tjoa

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

UOB JAIC Venture Bio Investments Ltd.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

VITEC Consultants Ltd.

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Liang-Yu Wei

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Chi-Huey Wong

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Wong Family Revocable Trust

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

WS Investment Company, LLC

By:

Name:

Title:

        The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

Wyntek Investment Partnership

By:

Name:

Title:

EXHIBIT A

INVESTORS

88 Growth International Co. Ltd.
26 Berkshire Drive
Winchester, MA 01890

Anda-Proquest, LLC
Two North Riverside Plaza
Suite 1500
Chicago, IL 60606
Attn: Bill White

Aslan Technology Partners, LLC
100 Pearl Street, 14th Floor
Hartford, CT 06103-4506

BB Biotech Ventures II, L.P.
Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL
Contact: C. W. Cochrane/P. Mahieux

With a copy to:

Bellevue Asset Management AG
Seestrasse 16
Postfach
CH-8700 Kusnacht
Zurich, Switzerland
Attn: Dr. Martin Muenchbach

Baotung Venture Capital Corporation
10F, 261, Sung-chiang Road
Taipei, 104, Taiwan, R.O.C.

BioWorld Venture Capital Co.
5th Floor, No. 143, Sec. 2, Min-Sheng East Rd.
Taipei, Taiwan, ROC

Cathay Venture Capital
296, Jen-Ai Road, Sec. 4
Taipei, Taiwan

CDIB Biotech USA Investment Co., Ltd.
Attn: Geoffrey Bonn
21 N. Skokie Highway, Suite 104
Lake Bluff, IL 60044

James N. Chang
36 Cervantes
Newport Beach, CA 92660

1

Tessie M. Che
700 West Harbor Drive
Park Place Unit 2501
San Diego, CA 92101

China Development Industrial Bank Inc.
5th Floor, 125 Nanking East Road
Section 5
Taipei 105, Taiwan, ROC

Chung-Shan Venture Capital Corporation
10F, 261 Sung-chiang Road
Taipei, 104, Taiwan, R.O.C.

Chung-Shan II Venture Capital Corporation
10F, 261 Sung-chiang Road
Taipei, 104, Taiwan, R.O.C.

E. Sun Venture Capital
No. 77, Section 1, Wuchang St.,
Taipei, Taiwan R.O.C.

Fubon Financial Holding Venture Capital Corp.
7F 108 Section 1, Tun Hwa South Road,
Taipei 105
Taiwan, R.O.C.
Attn: Howard Lin, Ph.D., President

Futung Venture Capital Corporation
10F, 261, Sung-chiang Road
Taipei, 104, Taiwan, R.O.C.

Global Strategic Investment Inc.
9F, No. 71, Section 2,
Tun Hwa South Road,
Taipei, Taiwan, R.O.C.

Global Strategic Investment Co., Ltd.
9F, No. 71, Section 2,
Tun Hwa South Road,
Taipei, Taiwan, R.O.C.

Hsiao-shan International Investment Co., Ltd.
No. 77, Section 1, Wuchang St.,
Taipei, Taiwan, R.O.C

Hsieng S. Lu, Lynn Yuh-ling Lu,
Louise I. Lu and Kan V. Lu
2758 Rainfield Ave,
Thousand Oaks, CA 91362

IBT Venture Co.
5th Floor., No. 420
Fu-Hsin N. Road
Taipei, Taiwan, R.O.C.

2

Intelligent Logistics Limited
3rd Floor, No. 175, Sec. 2
An-Ho Road
Taipei, Taiwan, R.O.C.

Ying Cheun Lee
8 Holland Grove Walk
Singapore 278757 Singapore

Litung Venture Capital Corporation
10F, 261, Sung-chiang Road
Taipei, 104, Taiwan, R.O.C.

Lurie Investment Fund, LLC
Two North Riverside Plaza
Suite 1500
Chicago, IL 60606
Attn: Bill White

Oriental Union Chemical Corporation
F13, #101
Fu-hsing N. Road
Taipei 105, Taiwan R.O.C.

Par Pharmaceutical, Inc.
300 Tice Boulevard
Woodcliff, New Jersey 07677
Fax # (201)391-5364
Attention: Paul V. Campanelli, Senior Vice President, Business Development
Attention: Thomas J. Haughey, Vice President & General Counsel

Paragium Venture Capital Corp.
11f-1, No. 89 Sung-Jen Rd.
Taipei, Taiwan, ROC

Paralink Venture Capital Corp.
11f-1, No. 89 Sung-Jen Rd.
Taipei, Taiwan, ROC

ProQuest Investments II, L.P.
600 Alexander Park, Suite 104
Princeton, New Jersey 08540
Attn: Pasquale DeAngelis

ProQuest Investments II Advisors Fund, L.P.
600 Alexander Park, Suite 104
Princeton, New Jersey 08540
Attn: Pasquale DeAngelis

Alfred E. Rheinheimer
5933 McAndrew Drive
Oakland, CA 94611-3134

S & S II Investment Partnership
8609 Chateau Drive

3

Potomac, MD 20854
Attn: Wan-Shun Tseng

SB Life Science Ventures I, L.P.
1-9-1, Higashi-Shimbashi,
Minato-ku Tokyo 105-7303, Japan
Attn: Yoshihito Osaki, Softbank Corp,
Group Management Dept

Youe Kong Shue
7869 Via Teca
Carlsbad, CA 92009

Singapore Bio-Innovations PTE LTD
210 Twin Dolphin Drive
Redwood City, CA 94065

Tak K. Sung & Marguerite Sung
10036 Avenal Farm Drive
Potomac, MD 20854

Sunglin Investment Co., Ltd.
4F, No. 339, Sec. 1, Runhua S. Rd.
Taipei, Taiwan, ROC

Taiwan Global BioFund (TGB)
4F, No. 51, Section 2,
Chung Ching South Road,
Taipei, Taiwan, R.O.C.
Attn: Hong-Jen Chang, President & CEO

Dr. Zhao Tao
20 Kramat Lane, #04-09 United House
Singapore 228773 Singapore

Thian Song Tjoa
61A Branksome Road
Singapore 439592
Republic of Singapore

UOB JAIC Venture Bio Investments Ltd.
80 Raffles Place, #30-20,
UOB Plaza 2 Singapore 048624

VITEC Consultants Ltd.
14672 Gypsy Hill Road
Saratoga, CA 95070

Liang-Yu Wei
7869 Via Teca
Carlsbad, CA 92009

Chi-Huey Wong
6399 Calle Del Alcazar
Lot 209
Rancho Santa Fe, CA 92067

4

Wong Family Revocable Trust
7 Clear Crossing Trail
Henderson, NV 89052
Attn: Gene Wong (ASLAN)

WS Investment Company, LLC
650 Page Mill Road
Palo Alto, CA 94304

Wyntek Investment Partnership
2480 Hidden Valley Road
La Jolla, CA 92037

5

QuickLinks

  Exhibit 4.3